UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. __________)

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THE SOUTHERN COMPANY
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Southern Today-Proxy

Headline:
It’s time to vote

Teaser:
Employees who own shares of Southern Company common stock are urged to cast their votes on the 10 items included in this year’s proxy statement.

Body:
Ten items are up for a vote in this year’s Southern Company proxy statement, and employees who own Southern Company common stock are encouraged to make their voices heard.

The Southern Company proxy statement was made available to stockholders last month, along with instructions for voting. Online voting is accepted until 11:59 p.m. EDT on May 24. Preliminary results will be announced during the annual meeting of stockholders on May 25.

A list of the items to be voted, along with the board of directors’ recommended vote, is included below.

Item No 1: To re-elect the 15 currently-serving directors.
The board recommends a vote FOR each director nominee.

Item No. 2: To approve a bylaw amendment to allow eligible stockholders to include their nominees for election to the board in the company’s proxy materials along with candidates nominated by the board.
The board recommends a vote FOR approval of this item.

Item No. 3: To approve an amendment to the Certificate of Incorporation to reduce the supermajority vote requirements to a majority vote.
The board recommends a vote FOR approval of this item.

Item No. 4: To approve an amendment to the Certificate of Incorporation to eliminate the “fair price” anti-takeover provision.
The board recommends a vote FOR approval of this item.

Item No. 5: To approve a bylaw amendment to permit the board to make certain future amendments to the bylaws without stockholder ratification.
The board recommends a vote FOR approval of this item.

Item No. 6: Advisory vote to approve executive officer compensation.
The board recommends a vote FOR approval of this item.

Item No. 7: To re-approve the material terms for qualified performance-based compensation under the Omnibus Plan.
The board recommends a vote FOR approval of this item.

Item No. 8: To ratify the appointment of Deloitte & Touche as independent registered public accounting firm for 2016.
The board recommends a vote FOR ratification of this item.

Item No. 9: Stockholder proposal for a report on company strategy for alignment with the International Energy Agency 2-degree scenario.
The board recommends a vote AGAINST the proposal.

Item No. 10: Stockholder proposal for a report quantifying potential financial losses to the company associated with the stranding of coal assets.
The board recommends a vote AGAINST the proposal.

For more information about the items to be voted on, please visit the annual meeting website at www.southerncompanyannualmeeting.com. You can review and download copies of the proxy statement and the annual report on the website, as well as find a link to vote your proxy.

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